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                                                                 EXHIBIT 10.6.2


                                AMENDMENT NO. 3
                      EMPLOYEE INCENTIVE STOCK OPTION PLAN

                              JUST FOR FEET, INC.


    WHEREAS, the Board of Directors of Just For Feet, Inc. (the "Company") has previously adopted, and the shareholders of the Corporation have approved, the Employee Incentive Stock Option Plan, as amended (the "Plan") pursuant to which options to purchase stock of the Corporation may be issued to eligible directors, officers and key employees of the Corporation; and

    WHEREAS, the Board of Directors of the Corporation deems it desirable to amend the Plan so as to increase the number of shares available for issuance pursuant to the exercise of options granted under the Plan and to provide for the exercise of options under the Plan upon the termination of employment, death or disability of a Plan participant;

    NOW, THEREFORE, the Plan is amended upon the terms, and subject to the conditions, set forth herein:

                                   ARTICLE I

                               AMENDMENT TO PLAN

    1.1 Section 4 of the Plan shall be amended by deleting such section in its entirety and substituting therefor the following:

         "4.  SHARES RESERVED FOR PLAN.  The shares of the Corporation's $.0001
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         par value common stock (the "Common Stock") to be sold to eligible employees under the Plan may at the election of the Board of Directors be either treasury shares or shares originally issued for such purpose. The maximum number of shares which shall be reserved and made available for sale under the Plan shall be Three Million
         (3,000,000). Any shares subject to an option granted hereunder which for any reason expires or is terminated unexercised may again be subject to an option under the Plan."

                                   ARTICLE II

                          EFFECTIVE DATE OF AMENDMENT

    2.1 The amendment effected hereby shall be effective for options granted under the Plan to eligible employees on or after the date this amendment is approved by the Board of Directors of the Corporation, but subject to approval of a majority of the shares of Common Stock

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of the Corporation entitled to vote thereon represented in person and by proxy at a meeting of shareholders. In the event shareholder approval of adoption of this amendment is not obtained within twelve months of the date this amendment is approved by the Board of Directors of the Corporation, then any option granted in the intervening period to eligible employees shall be void.

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